UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

ITEM 9. REGULATION FD DISCLOSURE

On June 24, 2004, WGL Holdings, Inc. (the Company) held a financial analyst meeting during which members of the Company’s management team outlined the Company’s utility and retail energy-marketing operations. The slide presentation, including speaking notes, used at this meeting are furnished hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are provided under Item 9 and are furnished to, but not filed with, the Securities and Exchange Commission.

Exhibits

99.1 New York Analyst Meeting Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: June 25, 2004	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)